Exhibit (l)(2)

CONSENT OF DECHERT LLP

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Statement of Additional Information comprising a part of this Post-Effective Amendment No. 1 to the Registration Statement (Form N-2 File No. 333-259453) of HPS Corporate Lending Fund. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Dechert LLP
New York, New York
April 28, 2023